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                                                                Exhibit 12.1


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Consolidated Financial Statements as of September 30, 2000 and 1999, and is qualified in its entirety by reference to such Consolidated Financial
Statements:

                                                                                        September 30,
                                                                               -------------------------------
                                                                                  2000                1999
                                                                                  ----                ----
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets (numerator)                                                     $11,486,031         $15,562,144
Current liabilities (denominator)                                                5,423,194           6,484,494

   Current ratio                                                                       2.1                 2.4

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                                 $11,486,031         $15,562,144
Current liabilities                                                              5,423,194           6,484,494

   Working Capital                                                             $ 6,062,837         $ 9,077,650



                                    Ex 12